Exhibit 10.8
INDEMNIFICATION AGREEMENT
This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into, effective as of [●], 2023 by and between Talen Energy Corporation, a Delaware corporation (the “Company”), and [●] (“Indemnitee”).
WHEREAS, in light of the litigation costs and risks to directors and officers resulting from their service to companies, and the desire of the Company to attract and retain qualified individuals to serve as directors and officers, it is reasonable, prudent and necessary for the Company to indemnify and advance expenses on behalf of the directors and officers to the extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern regarding such risks;
WHEREAS, Indemnitee is willing to serve as a director or officer or in any other Company Status (as hereinafter defined) on the condition that Indemnitee be so indemnified;
WHEREAS, this Agreement is a supplement to and in furtherance of the Third Amended and Restated Certificate of Incorporation of the Company, as amended from time to time (the “Company Certificate”), the Second Amended and Restated Bylaws of the Company, as amended from time to time (the “Bylaws” and, together with the Company Certificate, the “Company Organizational Documents”), any organizational documents of any other Enterprise (collectively, the “Enterprise Organizational Documents”) and any resolutions adopted by the board of directors of the Company or similar governing body of any other Enterprise (pursuant to the applicable Enterprise Organizational Documents), and shall not be deemed to be a substitute therefor nor to diminish or abrogate any rights of Indemnitee thereunder; and NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
1.Services by Indemnitee. Indemnitee will serve or continue to serve as a director or officer of Talen Energy Supply, LLC, for so long as Indemnitee is duly elected or appointed and qualified in accordance with the provisions of the General Corporate Law of the State of Delaware (the “DGCL”) and the Company Organizational Documents or until Indemnitee tenders Indemnitee’s resignation or is removed as a director or officer. Indemnitee may from time to time also agree to serve, as the Company may request from time to time, as a director, officer or in another capacity for any Enterprise. Indemnitee and the Company each acknowledge that they have entered into this Agreement as a means of inducing Indemnitee to serve, or continue to serve, the Company in such capacities. Indemnitee may at any time and for any reason resign from such position or positions (subject to any other contractual obligation or any obligation imposed by operation of law).
2.Indemnification – General. On the terms and subject to the conditions of this Agreement, the Company shall, and shall cause each Enterprise, to the fullest extent permitted under the Company Organizational Documents, the Enterprise Organizational Documents, and the DGCL and any other applicable law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all losses, liabilities, judgments, fines, penalties, costs, Expenses (as hereinafter defined) and other amounts that Indemnitee actually and reasonably incurs and that result from, arise in connection with or are by reason of Indemnitee’s Company Status, regardless of whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent of the Company, or in any other capacity while Indemnitee serves as a director, officer, employee or agent, and shall advance Expenses to Indemnitee in accordance with the terms of this Agreement, in each case, except with respect to any Disabling Conduct (as hereinafter defined). The obligations of the Company under this Agreement shall (a) continue after such time as Indemnitee ceases to serve as a director or officer or in any other Company Status and (b) include claims for monetary damages against Indemnitee in respect of any actual or alleged liability or other loss of Indemnitee, to the fullest extent permitted under the DGCL and any other applicable law as in existence on the date hereof (and to such greater extent as the DGCL and any other applicable law may hereafter from time to time permit); provided that neither the Company nor any Enterprise shall indemnify or advance Expenses to Indemnitee for Disabling Conduct. The other provisions in this Agreement are provided in addition to and as a means of furtherance and implementation of, and not in limitation of, the obligations expressed in this Section 2.
3.Proceedings Other Than Proceedings by or in the Right of the Company. If, in connection with or by reason of Indemnitee’s Company Status, Indemnitee was, is or is threatened to be made a party to or a participant in any Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company to procure a judgment in its favor addressed in Section 4 below, the Company shall, to the fullest extent permitted under the DGCL and any other applicable law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein, in each case, except with respect to any Disabling Conduct.
4.Proceedings by or in the Right of the Company. If, by reason of Indemnitee’s Company Status, Indemnitee was or is threatened to be made, or was or is, a party to or a participant in any Proceeding by or in the right of the Company or any Enterprise to procure a judgment in its favor, the Company shall, and shall cause each Enterprise, to the fullest extent permitted under the DGCL and any other applicable law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding; provided, however, that indemnification against such Expenses (other than Expenses with respect to Disabling Conduct) shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged by a Court to be liable to the Company only if (and only to the extent that) the Court in which such Proceeding shall have been brought or is pending shall determine that, despite such adjudication of liability and in light of all circumstances, such indemnification may be made.
5.Mandatory Indemnification in Case of a Wholly or Partly Successful Defense. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Company Status, a party to or a participant in and is successful, on the merits or otherwise, in any Proceeding (including any Proceeding brought by or in the right of the Company), in whole or in part, the Company shall, to the fullest extent permitted by law, as such may be amended from time to time, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses (other than Expenses with respect to Disabling Conduct) actually and reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith (which, for the avoidance of doubt, includes prosecuting or defending such suit to the fullest extent permitted by law). For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, on substantive or procedural grounds, shall be deemed to be a successful result as to such claim, issue or matter.
6.Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement or otherwise to indemnification by the Company for some or a portion of the Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee or on behalf of Indemnitee in connection with a Proceeding or any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted under the DGCL and any other applicable law, indemnify Indemnitee to the fullest extent to which Indemnitee is entitled to such indemnification, excluding, in all cases, indemnification with respect to Disabling Conduct.
7.Indemnification for Additional Expenses Incurred to Secure Recovery or as Witness.
(a)The Company shall, and shall cause each Enterprise, to the fullest extent permitted under the DGCL and any other applicable law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, any and all Expenses (other than Expenses with respect to Disabling Conduct) and, if requested by Indemnitee, shall advance on an as-incurred basis (as provided in Section 8 of this Agreement) such Expenses to Indemnitee, which are actually and reasonably incurred by Indemnitee in connection with any action or proceeding or part thereof brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement, any other agreement or the Company Organizational Documents; or (ii) recovery under any director and officer insurance policies maintained by the Company or other Enterprise.
(b)To the extent that Indemnitee is, by reason of Indemnitee’s Company Status, a witness (or is forced or asked to respond to discovery requests) in any Proceeding to which Indemnitee is not a party, the Company shall, and shall cause each Enterprise, to the fullest extent permitted under the DGCL and any other applicable law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, and the Company will advance on an as-incurred basis (as provided in Section 8 of this Agreement), all Expenses (other than Expenses with respect to Disabling Conduct) actually and reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith.

8.Advancement of Expenses. Notwithstanding any other provision of this Agreement (other than Section 13), the Company shall pay on a current and as-incurred basis, to the extent not prohibited by law, all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with any Proceeding (or part of any Proceeding) not initiated by Indemnitee or any Proceeding initiated by Indemnitee with the prior approval of the Board of Directors as provided for in Section 13. Such Expenses shall be paid in advance of the final disposition of such Proceeding, without regard to whether Indemnitee will ultimately be entitled to be indemnified for such Expenses and without regard to whether an Adverse Determination (as hereinafter defined) has been or may be made, except as contemplated by the last sentence of Section 9(f). Upon submission of a request for advancement of Expenses pursuant to Section 9(c), Indemnitee shall be entitled to advancement of Expenses as provided in this Section 8, and such advancement of Expenses shall continue until such time (if any) as there is a final and non- appealable judgment by a Court that Indemnitee is not entitled to indemnification or that Indemnitee engaged in Disabling Conduct. Indemnitee shall repay such amounts advanced if and to the extent that it shall ultimately be determined in a final and non-appealable judgment by a Court that Indemnitee is not entitled to be indemnified by the Company for such Expenses or that Indemnitee engaged in Disabling Conduct. Such repayment obligation shall be unsecured and shall not bear interest. The Company shall not impose on Indemnitee additional conditions to advancement or require from Indemnitee additional undertakings regarding repayment.
9.Indemnification Procedures. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement.
(a)Notice of Proceeding. Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses hereunder. Any failure by Indemnitee to notify the Company will relieve the Company of its advancement or indemnification obligations under this Agreement only to the extent the Company can establish that such omission to notify resulted in actual prejudice to it, and the omission to notify the Company will, in any event, not relieve the Company from any liability which it may have to indemnify Indemnitee or advance Expenses to Indemnitee otherwise than under this Agreement. If, at the time of receipt of any such notice, the Company has director and officer insurance policies in effect, the Company will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies.
(b)Defense; Settlement. The Company shall not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee or which potentially or actually imposes any cost, liability, exposure or burden on Indemnitee unless such settlement solely involves the payment of money or performance of any obligation by Persons other than Indemnitee and includes an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters. The Company shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company’s prior written consent, which consent shall not be unreasonably withheld.
(c)Request for Advancement; Request for Indemnification.
(i)To obtain advancement of Expenses under this Agreement, Indemnitee shall submit to the Company a written request therefor, together with such invoices or other supporting information as may be reasonably requested by the Company and reasonably available to Indemnitee, and, to the extent required by the DGCL and any other applicable law, an unsecured written undertaking to repay amounts advanced if it shall ultimately be determined in a final and non-appealable judgment by a Court that Indemnitee is not entitled to indemnification or that Indemnitee engaged in Disabling Conduct. The Company shall make advance payment of Expenses to Indemnitee no later than ten (10) days after receipt of the written request for advancement (and each subsequent request for advancement) by Indemnitee. If, at the time of receipt of any such written request for advancement of Expenses, the Company has director and officer insurance policies in effect, the Company will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies.
(ii)To obtain indemnification under this Agreement, at any time after submission of a request for advancement pursuant to Section 9(c)(i), Indemnitee may submit a written request for indemnification hereunder. The time at which Indemnitee submits a written request for indemnification shall be determined by Indemnitee in Indemnitee’s sole discretion. Once Indemnitee submits such a written request for indemnification (and only at such time that Indemnitee submits such a written request for indemnification), a Determination (as hereinafter defined) shall thereafter be made, as provided in and only to the extent required by Section 9(d). In no event shall a Determination be made, or required to be made, as a condition to or otherwise in connection with any advancement of Expenses pursuant to Section 8 and Section 9(c)(i). If, at the time of receipt of any such request for indemnification, the Company has director and officer insurance policies in effect, the Company will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies.
(d)Determination. Any Determination shall be made within thirty (30) days after receipt of Indemnitee’s written request for indemnification pursuant to Section 9(c)(ii) and such Determination shall be made, subject to Section 9(f), (x) by the Board of Directors by a majority vote of the Disinterested Directors (as hereinafter defined) even though less than a quorum of the Board of Directors, (y) by a majority vote of a committee consisting solely of one or more Disinterested Directors designated to act in the matter by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, or (z) if there are no Disinterested Directors or, if such Disinterested Directors so direct, by independent counsel mutually agreed to by Indemnitee and the Disinterested Directors.
(i)If the Person empowered or selected under this Section 9 to make a Determination shall not have made such Determination within the thirty (30) day period set forth in this Section 9(d), the requisite Determination shall, to the fullest extent permitted by law, be deemed to have been a Favorable Determination and Indemnitee shall be entitled to such indemnification absent (A) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (B) prohibition of such indemnification under applicable law; provided, however, that such thirty (30) day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the Person making such Determination in good faith requires such additional time to obtain or evaluate documentation or information relating thereto.
(e)If a Determination is made that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such Determination. Indemnitee shall reasonably cooperate with the Person or Persons making such Determination, including providing to such Persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such Determination. Any Expenses incurred by Indemnitee in so cooperating with the Disinterested Directors or independent counsel, as the case may be, making such determination shall be advanced and borne by the Company (irrespective of the Determination as to Indemnitee’s entitlement to indemnification) and the Company is liable to indemnify and hold Indemnitee harmless therefrom.
(f)Consequences of Determination; Remedies of Indemnitee. The Company shall be bound by and shall have no right to challenge, and shall cause each Enterprise not to challenge, a Favorable Determination (as hereinafter defined). If an Adverse Determination is made, or if for any other reason the Company does not make timely indemnification payments or advances of Expenses, Indemnitee shall have the right to commence a Proceeding before a Court to challenge such Adverse Determination and/or to require the Company to make such payments or advances (and the Company shall have the right to defend its position in such Proceeding and to appeal any adverse judgment in such Proceeding). Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding and to have such Expenses advanced by the Company in accordance with Section 8 and Indemnitee shall be entitled to an adjudication in a Court of Indemnitee’s entitlement to such indemnification, contribution or advancement of Expenses. If Indemnitee fails to challenge an Adverse Determination, or if Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a final and non-appealable judgment of a Court, then, to the extent and only to the extent required by such Adverse Determination or final and non-appealable judgment, the Company shall not be obligated to indemnify or advance Expenses to Indemnitee under this Agreement.
(g)Presumptions; Burden and Standard of Proof. The parties intend and agree that, to the fullest extent permitted by law, in connection with any Determination with respect to Indemnitee’s entitlement to indemnification hereunder by any Person, including a Court:
(i)it will be presumed that Indemnitee is entitled to indemnification under this Agreement, and the Entity or any other Person challenging such right will have the burden of proof to overcome that presumption in connection with the making by any Person of any determination contrary to that presumption;

(ii)the termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee engaged in Disabling Conduct or acted in a manner which Indemnitee did not reasonably believe to be in or not opposed to the best interests of the applicable Entity, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful or that Indemnitee did not act in accordance with any other applicable standard of conduct imposed by contract, applicable law or otherwise;
(iii)Indemnitee will be deemed to have not engaged in Disabling Conduct if Indemnitee’s action or omission is based on the records or books of account of the applicable Entity, including financial statements, or on information supplied to Indemnitee by the officers, employees, or committees of the board of directors or other governing body of the applicable Entity, or on the advice of legal counsel for the applicable Entity or on information or records given in reports made to the applicable Entity by an independent certified public accountant or by an appraiser or other expert or advisor selected by the applicable Entity; and (iv)    the knowledge and/or actions, or failure to act, of any director, officer, manager, representative, agent or employee of any Entity or other relevant Enterprises will not be imputed to Indemnitee in a manner that limits or otherwise adversely affects Indemnitee’s rights hereunder.
Whether or not the foregoing provisions of this Section 9(g) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. The provisions of this Section 9(g) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.
(h)The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration), it shall to the fullest extent permitted by law be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
10.Insurance; Subrogation; Other Rights of Recovery, Etc.
(a)The Company shall use its reasonable best efforts to purchase and maintain a policy or policies of insurance with reputable insurance companies with A.M. Best ratings of “A” or better, providing Indemnitee with coverage for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of Indemnitee’s Company Status, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability. In all such insurance policies, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Enterprises’ directors and officers. If the Company has such insurance in effect at the time it receives from Indemnitee any notice of the commencement of an action, suit, proceeding or other claim, the Company shall give prompt notice of the commencement of such action, suit, proceeding or other claim to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding or other claim in accordance with the terms of such policy. The Company shall continue to provide such insurance coverage to Indemnitee for a period of at least six (6) years after Indemnitee ceases to serve as a Director or any other Company Status.
(b)Subject to Section 10(c), in the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against any other Enterprise, and Indemnitee hereby agrees, as a condition to obtaining any advancement or indemnification from the Company, to assign to the Company all of Indemnitee’s rights to obtain from such other Enterprise such amounts to the extent that they have been paid by the Company to or for the benefit of Indemnitee as advancement or indemnification under this Agreement and are adequate to indemnify Indemnitee with respect to the costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder; and Indemnitee will (upon request by the Company) execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit or enforce such rights.
(c)The Company shall not be liable to pay or advance to Indemnitee any amounts otherwise indemnifiable under this Agreement or under any other indemnification agreement if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise; provided, however, that the Company hereby agrees on behalf of itself and each other Entity, that the Entities are the indemnitors of first resort under this Agreement, under the Company Organizational Documents or the Enterprise Organizational Documents or under any other indemnification agreement, arrangement or undertaking or from any insurance policy for the benefit of such Indemnitee (other than any director and officer insurance policy for the benefit of such Indemnitee maintained or paid for by any Enterprise), to provide advancement or indemnification for all or any portion of the same Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee and any rights of recovery of Indemnitee under any insurance policy for the benefit of such Indemnitee (other than any director and officer insurance policy for the benefit of such Indemnitee maintained or paid for by any Enterprise) are secondary.
(d)Subject to Section 10(c), the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee in respect of or relating to Indemnitee’s Company Status shall be reduced by any amount Indemnitee has actually received as payment of indemnification or advancement of Expenses from such other Enterprise, except to the extent that such indemnification payments and advance payment of Expenses when taken together with any such amount actually received from other Enterprises or under director and officer insurance policies maintained by one or more Enterprises are inadequate to fully pay all costs, Expenses or other items to the full extent that Indemnitee is otherwise entitled to indemnification or other payment hereunder.
(e)Except for the rights set forth in Sections 10(c) and 10(d), the rights to indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time, whenever conferred or arising, be entitled under applicable law, under the Company’s Organizational Documents, Enterprise Organizational Documents or under any other agreement, resolution of directors (or similar governing body) of any Enterprise, or otherwise. Indemnitee’s rights under this Agreement are present contractual rights that fully vest upon Indemnitee’s first service as a director or an officer. The parties hereby agree that Sections 10(c) and 10(d) shall be deemed exclusive and shall be deemed to modify, amend and clarify any right to indemnification or advancement provided to Indemnitee under any other contract, agreement or document with any Enterprise relating to advancement or indemnification.
(f)No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Company Status prior to such amendment, alteration or repeal. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
11.Employment Rights; Successors; Third Party Beneficiaries.
(a)Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be, or to be retained, in the employment of any of the Entities. This Agreement shall continue in force as provided above after Indemnitee has ceased to serve as a director or officer or in any other Company Status.
(b)This Agreement shall be binding upon each of the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators.
12.Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws.
13.Exceptions to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement and except as provided in Section 7(a) of this Agreement or as may otherwise be agreed by the Company, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding initiated by Indemnitee (other than a Proceeding by Indemnitee (i) to enforce Indemnitee’s rights under this Agreement or (ii) to enforce any other rights of Indemnitee to indemnification, advancement or contribution from the Company under any other contract, Company Organizational Document, Enterprise Organizational Document or under statute or other law), unless the initiation of such Proceeding or making of such claim shall have been (A) approved by the Board of Directors or the Company has joined in the Proceeding (or any part of the Proceeding) or (B) the Company provides such indemnification, advancement or contribution, in its sole discretion, pursuant to the powers vested in the Company under applicable law. In addition, notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee is a director or officer of any Enterprise, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding if Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and/or any such Enterprise.
14.Definitions. For purposes of this Agreement:
(a)“Board of Directors” means the board of directors of the Company.
(b)“Beneficial Owner”, “Beneficial Ownership” and “Beneficially Own” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.
(c)“Company Status” describes the status of a person by reason of such person’s past, present or future service as a director, officer, employee or agent or in any capacity for any Enterprise.
(d)“Court” shall mean a court of competent jurisdiction.
(e)“Determination” means a determination that either (i) indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (a “Favorable Determination”) or (ii) indemnification of Indemnitee is not proper in the circumstances because Indemnitee failed to meet a particular standard of conduct (an “Adverse Determination”). An Adverse Determination shall include the decision that a Determination was required in connection with indemnification and the decision as to the applicable standard of conduct.

(f)“Disabling Conduct” means, with respect to Indemnitee, any act or omission held by a final and non-appealable judgment entered by a Court to have resulted from bad faith, fraud or willful or intentional misconduct or criminal wrongdoing.
(g)“Disinterested Director” means, with respect to any request by Indemnitee for indemnification hereunder, a Director who at the time of the vote is not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
(h)“Enterprise” shall mean the Company and its current and future Subsidiaries and any other entity, constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its Subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan, other enterprise or nonprofit entity of which Indemnitee is, was or will be in the future serving at the request of the Company as a director, officer, trustee, manager, venturer, proprietor, partner, member, employee, agent, fiduciary or similar functionary.
(i)“Entity” means the Company and any other Enterprise.
(j)“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(l)“Expenses” shall mean all reasonable direct and indirect costs, fees and expenses of any type or nature whatsoever and shall specifically include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness, in, or otherwise participating in, a Proceeding, including, but not limited to, the premium for appeal bonds, attachment bonds or similar bonds and all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses, and shall also specifically include all reasonable attorneys’ fees, and all other expenses incurred by or on behalf of Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement, contribution or any other right provided by this Agreement. For the avoidance of doubt, “Expenses” shall include reasonable attorneys’ fees of attorneys reasonably acceptable to the Company and retained by the Indemnitee after the Indemnitee and the Company reasonably agree (or, if they disagree, an independent third party acceptable to each of them determines) that counsel selected by the Company has a conflict of interest that would prevent or limit him or her from representing the Indemnitee. “Expenses,” however, shall not include amounts paid in settlement by Indemnitee or the amounts of judgments or fines against Indemnitee. “Expenses” shall include excise taxes pursuant to the Employee Retirement Income Security Act of 1974, as amended.

(m)“Initial Public Offering” means any underwritten initial public offering of Equity Interests by (i) the Company or an entity into which the Company has merged or converted or (ii) an affiliate of the Company or a Subsidiary of the Company which will be a successor to the Company, in either case pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the consummation of a similar initial public offering pursuant to a comparable process under applicable foreign securities laws.
(n)“Person” means any individual, entity or group (within the meaning of Rule 13 d- 5 of the Exchange Act but excluding any employee benefit plan of such individual, entity or group and their respective Subsidiaries, and any individual, entity or group acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan).
(o)“Proceeding” includes any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, whether brought by or in the right of any Entity or otherwise and whether civil, criminal, administrative or investigative in nature, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise, by reason of Indemnitee’s Company Status or by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting as director or officer, as applicable, or serving any other Entity (in each case whether or not he is acting or serving in any such capacity or has such status at the time any liability or expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement).
(p)“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(q)“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other legal entity of any kind of which such Person (either alone or through or together with one or more of its other Subsidiaries), owns, directly or indirectly, more than 50% of the capital stock, general partner interests, limited partner interests, managing member interests or other equity interests the holders of which are (a) generally entitled to vote for the election of the board of directors or other governing body of such legal entity or (b) generally entitled to share in the profits or capital of such legal entity.
15.Construction. Whenever required by the context, as used in this Agreement the singular number shall include the plural, the plural shall include the singular, and all words herein in any gender shall be deemed to include (as appropriate) the masculine, feminine and neuter genders. In addition, whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless expressly stated otherwise, references to a specific Section or Subsection shall refer, respectively, to Sections or Subsections of this Agreement.
16.Reliance. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or an officer, as applicable, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or in any capacity for any other Enterprise.

17.Modification and Waiver. No amendment of this Agreement shall be valid or binding upon the parties, nor shall any waiver of any term of this Agreement be effective, unless
(i)such amendment or waiver is in writing and signed by the parties, and (ii) such amendment or waiver (other than a waiver by Indemnitee) is approved by the Board of Directors. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
18.Notice Mechanics. All notices provided for or permitted to be given pursuant to this Agreement must be in writing and shall be given or served by (a) depositing the same with a national overnight delivery service company that tracks deliveries, addressed to the party to be notified, with all charges paid and proof of receipt requested, (b) by delivering such notice in person to such party, or (c) by email. All notices given in accordance with this Agreement shall be effective upon delivery at the address of the addressee. All notices are to be sent to or made at the addresses set forth below:
If to Indemnitee, then to:
[●]
If to the Company, then to:
Talen Energy Corporation
Attention: General Counsel
1780 Hughes Landing Blvd., Suite 800
The Woodlands, TX 77380
or to such other address as may have been furnished (in the manner prescribed above) as follows: (i) in the case of a change in address for notices to Indemnitee, furnished by Indemnitee to the Company and (ii) in the case of a change in address for notices to the Company, furnished by the Company to Indemnitee.
19.Contribution.
(a)Whether or not the indemnification or advancement in respect thereof provided in Sections 1-8 are available, in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permitted by applicable law, the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not, without the Indemnitee’s prior written consent, enter into any such settlement of any Proceeding (in whole or in part) unless such settlement (i) provides for a full and final release of all claims asserted against Indemnitee and (ii) does not impose any Expense, judgment, fine, penalty or limitation on Indemnitee.

(b)Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permitted by applicable law, the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.
(c)To the fullest extent permitted by applicable law, the Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.
(d)To the fullest extent permitted under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for reasonably incurred Expenses (other than amounts with respect to Disabling Conduct), in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding, and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
20.Governing Law; Waiver of Jury Trial.
(a)THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE

APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAWS.
(b)EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.
21.Dispute Resolution.
(a)The parties acknowledge that the expeditious and equitable settlement of disputes arising under this Agreement is to their mutual advantage. To that end, the parties agree to attempt to resolve differences of opinion and to settle all disputes through joint cooperation and consultation.
(b)The parties irrevocably and unconditionally (and without limitation) agree that any dispute, challenge or disagreement whatsoever between or among any of the parties hereto with respect to any dispute arising out of or relating to this Agreement (including any dispute relating to an alleged breach or interpretation of this Agreement) that the parties hereto are unable to settle through cooperation and consultation as set forth in Section 21(a), or in any action or proceeding arising out of or in connection with this Agreement, shall be brought only in the Court of Chancery of the State of Delaware (the “Delaware Court”) and not in any other state or federal court in the United States and each party hereby irrevocably and unconditionally (and without limitation) agrees (i) to consent to submit to, and hereby submits to and accepts, for itself and in respect of its assets, generally and unconditionally, the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (ii) to waive, and does hereby agree not to plead or make, any claim or objection that it may have now or in the future that the Delaware Court lacks venue or that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, (iii) that in any such action or proceeding it shall not raise, rely on or claim any immunity (including from suit, judgment, attachment before judgment or otherwise, execution or other enforcement); (iv) to waive any right of immunity that it has or its assets may have at any time; and (v) to consent, and does hereby consent, generally to the giving of any relief or the issue of any process in connection with any such action or proceeding including the making, enforcement or execution of any order or judgment against any of its property. In the event of any dispute arising out of or relating to this Agreement that is subject to judicial proceedings, the parties expressly covenant that they shall petition the Delaware Court for entry of a protective order that shall require the filing of all pleadings under seal and that shall maintain the maximum confidentiality applicable to such judicial proceedings and, in the event that such an order is not entered, shall take commercially reasonable not to publicize such proceedings.
22.Non-Disclosure of Payments. Except as expressly required by applicable law, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained. If any payment information must be disclosed, the Company shall afford the Indemnitee an opportunity to review all such disclosures and, if requested, the Company shall consider in good faith additional disclosures to explain in such statement any mitigating circumstances regarding the events to be reported.
23.Enforcement and Binding Effect.
(a)The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a director or officer of the Company.
(b)Without limiting any of the rights of Indemnitee under the Company Certificate or Bylaws as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
(c)The indemnification and advancement of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.
(d)The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
(e)The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the court, and the Company hereby waives any such requirement of such a bond or undertaking.

24.Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
25.Counterparts. This Agreement may be executed in any number of counterparts (including a facsimile or digital/electronic transmission thereof) with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
[SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Company:	Talen Energy Corporation

By:
Name:
Title:
SIGNATURE PAGE TO
INDEMNIFICATION AGREEMENT

Indemnitee
[●]
SIGNATURE PAGE TO
INDEMNIFICATION AGREEMENT